

<ARTICLE>                     5
<LEGEND>
     (THIS SCHEDULE CONTAINS SUMMARY INFORMATION EXTRACTED FROM
FERRELLGAS FINANCE CORP. BALANCE SHEET ON APRIL 30,1996
AND THE STATEMENT OF EARNINGS ENDED APRIL 30, 1996 AND IS QUALIFIED IN ITS
ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS)
</LEGEND>
<CIK>                         0000922360
<NAME>                        Ferrellgas Finance Corp.
<MULTIPLIER>                                   1
<CURRENCY>                                     US Dollars

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                              JUL-31-1996
<PERIOD-START>                                 AUG-01-1995
<PERIOD-END>                                   APR-30-1996
<EXCHANGE-RATE>                                1
<CASH>                                         1,000
<SECURITIES>                                   0
<RECEIVABLES>                                  0
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               1,000
<PP&E>                                         0
<DEPRECIATION>                                 0
<TOTAL-ASSETS>                                 1,000
<CURRENT-LIABILITIES>                          0
<BONDS>                                        0
<COMMON>                                       1,000
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<OTHER-SE>                                     0
<TOTAL-LIABILITY-AND-EQUITY>                   1,000
<SALES>                                        0
<TOTAL-REVENUES>                               0
<CGS>                                          0
<TOTAL-COSTS>                                  0
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             0
<INCOME-PRETAX>                                (89)
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            (89)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (89)
<EPS-PRIMARY>                                  0
<EPS-DILUTED>                                  0



1. For the MLP, the Common and Subordinated are considered to possess the characteristics of Common Stock. Note that both are included in the determination of EPS providing support for such a classification.

2. For the OLP, ownership is maintained by the MLP and GP. Thus there is no market and no relevant characteristics of either Common or Preferred Stock. Classification is reasonable.

3. Ferrell Finance has no income statement items other than totals as their only costs are G&A, and such costs are not required in the Financial
Data Schedule.

4. A determination was made the Deprec. & Amort. and Vehicle leases are more appropriately reflected as costs and expenses related to sales and revenues. Therefore, there will be no amounts reported for item 5-03(b)3
"other costs/expenses".

